UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 13, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 13, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership”), approved the terms of the Buckeye Partners, L.P. Annual Incentive Compensation Plan (the “AIC Plan”).  The AIC Plan is an annual incentive program that permits cash awards to employees of the Partnership, the General Partner, or any of their affiliates.  Under the AIC Plan, the General Partner will be able to award cash bonuses to employees based on the overall performance of the Partnership, the performance of certain business units of the Partnership and, where appropriate, individual performance of certain employees, all in relation to various pre-established target award levels.

Description of the AIC Plan

The material features of the AIC Plan are described below:

Purpose.  The AIC Plan provides a means for awarding cash bonuses to employees of the Partnership, the General Partner or any of their affiliates, including executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the General Partner or Buckeye Pipe Line Services Company, based on the satisfaction of certain performance goals over the calendar year or any other period designated by the Compensation Committee (referred to as the performance period).  The objectives of the AIC Plan are:

•                  to provide incentives to achieve annual goals established for employees and the Partnership that are considered important for organizational success, and

•                  to reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved.

Administration.  The AIC Plan will generally be administered by the Compensation Committee, which has exclusive authority for all decisions concerning (a) financial performance goals and (b) the executive officers of the General Partner. The Chief Executive Officer of the General Partner or his designee will be the administrator for participants in the AIC Plan who are not executive officers of the General Partner.  The term “Administrator” refers to the Compensation Committee or the Chief Executive Officer, depending on whether the administrative actions relate to executive officers or other employees.  The Administrator has the authority to establish and interpret the rules and regulations relating to the AIC Plan, to select participants, to determine and approve each participant’s target award levels and award amount and to make all determinations, including factual determinations under the AIC Plan, and to take all other actions necessary or appropriate for the proper administration of the AIC Plan.

Eligibility and Participation.  Employees of the General Partner, the Partnership, or their affiliates, who are full-time exempt employees are eligible to participate in the AIC Plan.  Subject to certain exceptions, to be eligible for an award in any given year an employee must be (i) employed before the commencement of the last quarter of the applicable performance period, (ii) employed on the last day of the plan year, and (iii) employed on the date an award is paid out under the AIC Plan.  The Administrator will select the employees who will participate in the AIC

Plan for each performance period.  An employee may be eligible for only one award for any specific performance period.

Establishment of Performance Goals.  For each performance period the Administrator will establish performance goals which shall be allocated between financial performance goals and individual performance goals so that the total allocation is one hundred percent (100%).  The financial performance goals will be measured against the financial performance of a participant’s business unit within the Partnership and/or the Partnership on a consolidated basis.  The business units under the AIC Plan are Pipeline Operations, Terminalling and Storage, Natural Gas Storage, Energy Services, Buckeye Gulf Coast Operations (which corresponds to the Partnership’s Other Operations reporting segment), or any other business unit as determined by the Administrator.

The financial performance goals may be based on one or more financial criteria, including, but not limited to: EBITDA, unit price, earnings per unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total unitholder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, relative performance to a comparison group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets or goals relating to acquisitions or divestitures.  The individual performance goals may include personal performance objectives and measures such as teamwork, interpersonal skills, communication skills, employee development, project management skills, and leadership, or individual business objectives such as performance versus budget and attainment of safety, operational incident and environmental goals.  The Administrator may adjust performance goals to take into account extraordinary or unanticipated circumstances or events.

Establishment of Target Award Levels.  For each performance period the Administrator will establish a target award level for participants based on their responsibility level or position held.  Participants will be categorized into “Tiers” and their initial target award level will be based on the participant Tiers as set forth below:

•                  Tier I participants will be executive officers as specified by the Administrator, and the target award level will be based on 100% of base salary.

•                  Tier II participants will be the executive officers other than Tier I participants, and the target award level will be based on 50% of base salary.

•                  Tier III participants will be grade 18 and higher employees other than the executive officers, and the target award level will be based on 50% of base salary.

•                  Participants in Tiers IV through VII comprise all other employees and differ based on employment grade and target award levels, which range from 30% of base salary for Tier IV participants to 10% of base salary for Tier VII participants.

Payment of Awards.  Awards will be paid in cash as soon as practicable after the end of the performance period.  Awards will be discretionary and no participant will be entitled to an award under the AIC Plan.  The Administrator will have the sole discretion to increase, reduce, or eliminate the amount of a participant’s award otherwise payable under the AIC Plan.

Non-transferability; Limitation of Rights.  A participant’s right and interest under the AIC Plan may not be assigned or transferred.  The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, the General Partner or any of their affiliates.

Amendment or Termination; Non-Uniform Determinations.  The Administrator may amend or terminate the AIC Plan at any time.  The Administrator’s determinations under the AIC Plan need not be uniform and may be made selectively among employees, whether or not an employee is similarly situated.

The AIC Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel, and Secretary

Dated: March 18, 2009

Exhibit Index

Exhibit

10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan.